CONSENT

Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related prospectus and to the incorporation by reference therein of our report dated February 26, 2015, with respect to the consolidated financial statements and schedules of The Chubb Corporation, included in The Chubb Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 23, 2015